UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2009

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On January 15, 2009, the Board of Directors (the “Board”) of Best Buy Co., Inc. (the “registrant”) appointed Brian J. Dunn as Chief Executive Officer, effective June 24, 2009. Bradbury H. Anderson, who is currently Vice Chairman and Chief Executive Officer, will continue to serve in his capacity as Vice Chairman for the remainder of his term as a director, scheduled to end in June 2010.

Mr. Dunn, 48, was appointed President and Chief Operating Officer of the registrant in 2006. He served as President—Retail, North America, from 2004 until 2006.  He served as Executive Vice President—U.S. Retail from 2002 until 2004. Mr. Dunn joined the registrant as a store associate in 1985.

For additional information regarding Mr. Dunn, see the registrant’s Annual Report on Form 10-K for the fiscal year ended March 1, 2008 and Proxy Statement dated May 12, 2008, hereby incorporated by reference.

On January 21, 2009, the registrant issued a news release announcing Mr. Dunn’s appointment as Chief Executive Officer effective on June 24, 2009. A copy of the news release is included as Exhibit 99 to this report.

(d)  On January 14, 2009, the Board appointed Gérard R. Vittecoq to serve on the Board’s Audit Committee.  In addition, the Board determined that Mr. Vittecoq is an audit committee financial expert for purposes of Securities and Exchange Commission rules. The Board had appointed Mr. Vittecoq as a Class 1 director effective on September 26, 2008.

On January 14, 2009, the Board appointed Sanjay Khosla to serve on the Board’s Nominating, Corporate Governance and Public Policy Committee. The Board had appointed Mr. Khosla as a Class 2 director effective on October 15, 2008.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibit is furnished as an exhibit to this report.

Number	Description
99

News release issued January 21, 2009. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: January 21, 2009	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief
Accounting Officer